Centex 2003-C Combined Strats

Balance Information	Count	Sum	Minimum	Maximum	Average
Current Balance	7,428	$749,724,710.51	$4,979.62	$748,500.15	$100,932.24
Original Balance	7,428	$750,628,232.46	$5,000.00	$750,000.00	$101,053.88

	Weighted Average	Minimum	Maximum
Rate	8.036	5.125	14.390
LTV (ltv>0)	77.65	3.95	100.00
Original Term	343	60	360
Remaining Term	342	57	360
FICO (1)	588	422	815
Age	1	0	21

ARMs - ONLY Information	Weighted Average	Minimum	Maximum
Margin	8.120	2.250	12.650
Lifecap	14.849	6.500	19.400
Lifefloor	7.890	5.125	12.400

Lien Positions	Percent
1	96.94
2	3.06

	Secured by 1st Lien	Secured by 2nd Lien
2-4 Family Properties	$4,345,519.32	$99,399.74
Others	$722,436,580.34	$22,843,211.11

Balloon Contracts	Percent
Balloon	1.04
Non-Balloon	98.96

(1) For loans with FICO score available. Excludes 26 loans.